Exhibit 99.1

Zevia Announces $20 Million Growth Equity Investment

Funds Strategic Reset to Drive Long-Term Value Creation

Provides Preliminary Third Quarter 2026 Results Ahead of Previous Guidance

LOS ANGELES – (BUSINESS WIRE) – October 22, 2026 – Zevia PBC (“Zevia” or the “Company”) (NYSE:ZVIA), the Company that provides naturally delicious, zero sugar better-for-you beverages, today announced that it has entered into a definitive agreement with a fund managed by GP Investments Ltd. (collectively, “GP Investments”) to issue convertible preferred stock in exchange for $20 million of growth equity to fund key strategic priorities to drive meaningful long-term value creation for shareholders.

The Company and its Board of Directors engaged Piper Sandler to thoroughly evaluate a broad range of strategic and financing alternatives over the past 12 months with a singular focus on maximizing shareholder value. Following a comprehensive review, Zevia’s management team and its Board of Directors determined that this growth equity investment represented the best path forward to accelerate shareholder value creation. The transaction strengthens Zevia’s balance sheet, enhances financial flexibility, and enables investment behind a stabilized and optimized platform, positioning the business to accelerate growth and drive long-term shareholder value. The new partnership with GP Investments also brings a long-term strategic partner and valuable industry perspective.

“This growth equity investment marks an important milestone in Zevia’s evolution and provides the capital, strategic resources, and operational expertise to accelerate our medium- and long-term growth agenda,” stated Alexandre Ruberti, Zevia’s Chief Executive Officer. “GP Investments brings a proven blueprint for building category-leading consumer businesses. The firm, founded in the early 1990s by the entrepreneurs behind ABInbev and 3G, brings that DNA blending active ownership, operational excellence, and disciplined capital allocation.”

Rodrigo Boscolo, CEO of GP Investments stated, “We are thrilled to partner with Zevia and help support accelerated profitable growth. The team’s execution strengths and clear growth plan give us confidence in Zevia’s potential to become a leading everyday alternative to traditional soda, as consumers increasingly seek healthier options without artificial sweeteners. As a healthier clean label better for you beverage alternative with a loyal consumer base and established retail presence, Zevia has a strong foundation to broaden its reach by expanding single-can availability, extending distribution and developing products for new consumption occasions.”

Highlights of Zevia’s Strategic Reset

Accelerate Product Innovation to Enhance Better-for-You Beverage Positioning

●	Build a diversified product portfolio that unlocks new consumption occasions and broadens appeal among Gen Z and Millennial consumers.
o	Accelerate consumer-led innovation that aligns with consumer preferences including functionality, enhanced taste, flavor variety, and overall brand relevance.
o	Extend the platform into adjacent high-growth better-for-you beverage categories to capture incremental market share and expand the addressable market.

Scale a Digital-First Ecosystem to Increase Consumer Engagement and Demand

●	Deploy a data-driven digital demand-generation strategy designed to accelerate retail and e-commerce growth.
o	Shift marketing investment toward lower- and mid-funnel digital channels, including creators and micro-influencers, to improve conversion efficiency and customer acquisition.
o	Deepen cultural relevance and expand share of conversation to strengthen brand affinity, elevate engagement, and increase purchase frequency.

Execute a Hybrid Go-to-Market Strategy to Drive Household Penetration

●	Increase brand visibility, distribution reach, and ease of purchase to drive discovery, trial, and repeat purchase.
o	Continued execution and investment behind the Company's proven West Coast direct store delivery (DSD) infrastructure.
o	Strategic use of third-party merchandising partners in non-DSD markets to improve brand presence.
o	Amplified efforts around e-commerce marketplaces to augment retail distribution.
o	A targeted singles strategy to drive trial, supported by optimized multi-pack offerings that increase basket size and repeat purchase across retail and digital channels.

Details of the Strategic Investment

The investment is structured as Series A Senior Convertible Preferred Stock, convertible into Class A Common Stock at an initial conversion price equal to 120% of the volume-weighted average price over the 10 trading days preceding signing, underscoring GP Investments’ conviction in Zevia’s long-term value creation plan. The convertible preferred stock carries a 6% dividend, which will be payable in kind. GP Investments will designate a director to Zevia’s Board of Directors. Additional terms of the strategic investment by GP Investments are available in the Company’s filings with the U.S. Securities and Exchange Commission.

Piper Sandler served as financial advisor to Zevia. Ropes & Gray LLP served as legal counsel to Zevia, and Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel to GP Investments.

“Following a transformational two-year period focused on streamlining and strengthening the business, we now have a solid foundation to execute our next phase of growth,” said Girish Satya, Chief Financial Officer of Zevia. “This financing represents a pivotal step in that evolution, creating additional balance-sheet capacity, bringing in a seasoned investor with a strong track record of success across a broad range of consumer sectors and providing the flexibility to accelerate and capitalize on the tremendous opportunity to become the most trusted and chosen better-for-you brand in every category we serve.”

Preliminary Third Quarter 2026 Outlook

The Company now expects third quarter 2026 net sales to be approximately $48 million, above its previous guidance range of $44 million to $46 million. Adjusted EBITDA is expected to be between negative $900 thousand and negative $1.0 million, above its prior guidance range of negative $3.0 million to negative $3.5 million. Zevia plans to report its third quarter 2026 financial results on November 4, 2026, after market close.

About Zevia

Zevia PBC is a Delaware public benefit corporation and Certified B Corporation offering a portfolio of naturally sweetened, better-for-you beverages made with simple, plant-based ingredients. Zevia® products are Non-GMO Project Verified, gluten-free, and vegan, and are distributed in more than 41,000 retail locations in the U.S. and Canada through a diverse network of major retailers in the grocery, drug, warehouse club, mass, natural, convenience and ecommerce channels. For more information, visit www.zevia.com.

About GP Investments

GP Investments is a global investment platform with permanent capital and deep operating expertise. Established in 1993, the firm has deployed more than $5 billion and helped build and transform over 100 companies across sectors and geographies. GP partners with public and private companies, combining active ownership, operational expertise and disciplined capital allocation to create long-term value.

GP’s consumer investment experience spans food and beverage, health and wellness, and specialty retail. Investments include Fogo de Chão, the Brazilian steakhouse brand that GP helped expand across the United States; Hypera Pharma, a leading Brazilian consumer health company; and Grupo SBF, the Brazilian sporting goods retail group that owns Centauro and is Nike’s exclusive distributor in Brazil. GP was also a founding investor in The Craftory, a $550 million permanent-capital platform whose portfolio has included Hippeas, Seed Health, Needed and Edgard & Cooper.

With offices in New York, São Paulo and Bermuda, GP works alongside management teams to strengthen operations, build brands, expand distribution and pursue strategic partnerships. Its permanent capital provides flexibility and long-term perspective to support sustainable, profitable growth. More information is available at www.gp-investments.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “look ahead,” “may,” “on track,” “outlook,” “plan,” “potential,” “predict,” “preliminary,” “project,” “pursue,” “see,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other similar words, terms or expressions with similar meanings. Forward-looking statements should not be read as a guarantee of future performance, results or outcomes and will not necessarily be accurate indications of the times at, or by, which such performance, results or outcomes will be achieved. Forward-looking statements contained in this press release relate to, among other things, statements regarding the strategic investment by GP Investments, including the anticipated use of proceeds and the expected benefits of the investment, and of the Company’s partnership with GP Investments, preliminary third quarter 2026 results, financial guidance or outlook, long-term growth and profitability plans and opportunities, future results of operations or financial condition, strategic direction, plans and objectives of management for future operations, including branding and marketing, digital demand generation, distribution expansion, go-to-market strategy and product innovation, and expected benefits of cost efficiencies. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, our ability to deploy the proceeds of the strategic investment effectively and to realize its anticipated benefits, the dilutive effect on our stockholders upon the conversion of the convertible preferred stock instrument and our preferred dividend obligations, the influence of GP Investments on our business and governance, including through its Board of Director’s nominee, the risk that our final third quarter 2026 results differ from our preliminary results, which are subject to the completion of our quarter-end closing and review procedures, our ability to mitigate the impact of tariffs, the ability to develop and maintain our brand, our ability to successfully execute on our strategic priorities, including product innovation, digital marketing and hybrid go-to-market initiatives, rebranding strategy, cost reduction initiatives, and to compete effectively, our ability to maintain supply chain service levels, any disruption of our supply chain or product demand, changes in the retail landscape or in sales to any key customer, changes in consumer preferences and/or behaviors, pricing factors, our ability to manage changes in our workforce, future cyber incidents and other disruptions to our information systems, failure to comply with personal data protection and privacy laws, the impact of inflation on our sales growth and cost structure such as increased commodity, packaging, transportation and freight, warehouse, labor and other input costs and other economic conditions, our reliance on contract manufacturers and service providers, competitive and governmental factors outside of our control, adverse global macroeconomic conditions, including relatively high interest rates and a recessionary environment, changes in trade policies or tariffs and other tariff-related developments, geopolitical events or conflicts, including the military conflicts in the Middle East and trade tensions between the U.S. and China, public health emergencies, our ability to maintain our listing on the New York Stock Exchange, failure to adequately protect our intellectual property rights or infringement on intellectual property rights of others, potential liabilities, and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations that may cause our business, strategy or actual results to differ materially from those expressed in the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the U.S. Securities and Exchange Commission for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Investor Contact

Jean Fontana
Addo Investor Relations
zevia@addo.com

Source: Zevia PBC